UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 15, 2019

Papa John’s International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard

Louisville, Kentucky 40299-2367

(Address of principal executive offices) (Zip Code)

(502) 261-7272

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Conversion Price of Series B Preferred Stock

As previously disclosed, on February 3, 2019, Papa John’s International, Inc. (the “Company”) entered into a securities purchase agreement with certain funds affiliated with, or managed by, Starboard Value LP (collectively, the “Buyers”), providing for, among other things, the issuance and sale to the Buyers of 200,000 shares of the Company’s newly designated Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), at a purchase price of $1,000 per share. The sale of the Series B Preferred Stock closed on February 4, 2019 (the “Closing Date”). The Buyers also have the option (the “Purchase Option”), exercisable at their discretion, to purchase up to an additional 50,000 shares of Series B Preferred Stock on or prior to March 29, 2019.  Shares of Series B Preferred Stock are convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at the conversion rate (subject to certain adjustments).   The conversion rate is determined by dividing 1,000 by the “Conversion Price.”

On the close of business on February 15, 2019, the Conversion Price as of such date was determined to equal $50.06 in accordance with the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) which provided that the the Conversion Price for the shares of Series B Preferred Stock was to be equal to a 22.5% premium to the arithmetic average of the volume-weighted average trading prices of the Common Stock on each trading day during the ten consecutive trading days commencing on the Closing Date, subject to a floor of $34.66 per share and a cap of $50.06.

Subject to the Maximum Percentage (as defined in the Certificate of Designation), (i) the initial Series B Preferred Shares issued to the Buyers on the Closing Date represent approximately 11.20% of the Company’s outstanding Common Stock on an as-converted basis and (ii) assuming exercise of the Purchase Option in full, the aggregate number shares of Series B Preferred Stock would represent approximately 13.62% of the Company’s outstanding Common Stock on an as-converted basis.

Make-Whole Amount

In accordance with the Certificate of Designation, the Company and the Buyers also determined the premium (the “Make-Whole Amount”) payable to holders of the Series B Preferred Stock per $1,000 Conversion Amount (as defined in the Certificate of Designation) of shares of Series B Preferred Stock upon redemption in the event of a Change of Control (as defined in the Certificate of Designation). The Make-Whole Amount is determined by multiplying the applicable Make-Whole Stock Price (as defined in the Certificate of Designation) by the amount set forth in the table below, with such amount corresponding to the date of the Change of Control occurring after the date in the first column but prior to the date, if any, on the immediately following row of the first column.  The following table is the “Final Make-Whole Table” for purposes of the Certificate of Designation and shall be deemed an integral part thereof.

Change of Control	Make-Whole Stock Price(1)
Redemption Date	$15	$20	$25	$30	$35	$40	$45	$50	$55	$60	$70	$80	$90	$100	$150	$200
February 4, 2019	0.00	1.92	3.27	4.35	5.28	6.17	6.89	7.53	6.30	5.37	3.92	2.92	2.16	1.66	0.43	0.02
February 4, 2020	0.00	1.22	2.59	3.67	4.56	5.51	6.17	6.91	5.73	4.82	3.47	2.51	1.84	1.37	0.31	0.00
February 4, 2021	0.00	0.13	1.86	3.05	4.11	4.90	5.71	6.43	5.30	4.42	3.11	2.21	1.61	1.17	0.23	0.00
February 4, 2022	0.00	2.77	3.52	4.29	5.03	4.45	5.25	5.96	4.83	3.95	2.68	1.87	1.32	0.93	0.16	0.00
February 4, 2023	0.00	2.21	2.37	3.21	3.95	3.55	4.40	5.18	4.11	3.28	2.13	1.40	0.93	0.62	0.00	0.00
February 4, 2024	0.00	2.69	2.50	3.31	4.12	2.70	3.72	4.60	3.62	2.85	1.79	1.02	0.46	0.06	0.00	0.00
February 4, 2025	0.00	1.86	1.48	1.64	2.48	1.92	2.93	3.86	2.93	2.24	1.34	0.73	0.29	0.01	0.00	0.00
February 4, 2026	0.00	0.94	0.75	0.63	0.54	0.76	1.73	2.68	1.85	1.27	0.62	0.25	0.03	0.00	0.00	0.00
February 4, 2027	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact Make-Whole Stock Price or Change of Control Redemption Date may not be set forth in the table above, in which case, if the Make-Whole Stock Price is between two such amounts in the table or the Change of Control Redemption Date (as defined in the Certificate of Designation) is between two Change of Control Redemption Dates in the table, the applicable value will be determined by straight-line interpolation between the applicable value set forth for the higher and lower Make-Whole Stock Prices and the earlier and later Change of Control Redemption Dates, as applicable, based on a 365-day year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John’s International, Inc.

By:	/s/ Steve M. Ritchie
Steve M. Ritchie
President and Chief Executive Officer

Date: February 19, 2019